Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (August 30, 2018) -- LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Goldman Sachs 25th Annual Global Retailing Conference	September 6, 2018
The Plaza Hotel, New York, New York

CL King 16th Annual Best Ideas Conference	September 13, 2018
Omni Berkshire Place Hotel, New York, New York

Materials relating to the presentations will be available on the Company's website at www.lkqcorp.com in the Investor Relations section.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com